U.S. SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                          FORM 12b - 25

                   NOTIFICATION OF LATE FILING

                          (Check One):

[X] Form 10-KSB  [ ] Form 20-F   [ ] Form 10-QSB  [ ] Form N-SAR


     For Period Ended: December 31, 2001

     [ ] Transition Report on Form 10-K
     [ ] Transition Report on Form 20-F
     [ ] Transition Report on Form 11-K
     [ ] Transition Report on Form 10-Q
     [ ] Transition Report on Form N-SAR
     For the Transition Period Ended:


    Read Attached Instruction Sheet Before Preparing Form.
Please Print or Type.


    Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.


    If the notification relates to a portion of the filing
checked above, identify the Item(s) to which the notification relates:
 ................................................................

 ................................................................

 ................................................................






Part I - Registrant Information


    Full Name of Registrant
    Former Name if Applicable:

      ALFA International Corp.

Address of Principal Executive Office (Street and Number):

      107 Industrial Drive

City, State and Zip Code:

      Jersey City, New Jersey  07305


Part II - Rules 12b - 25 (b) and (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25 (b), the following should be completed. (Check box if appropriate)

    (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

    (b) The subject annual report, semi-annual report, transition report on Form 10-KSB, Form 20-F, 11-K or Form N-SAR, or portion thereof will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly reportor transition report on Form 10-QSB, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

    (c) The accountant's statement or other exhibit required by Rule 12b-25 (c) has been attached if applicable.


Part III - Narrative

State below in reasonable detail the reasons why Form 10-KSB, 20-F, 11-K, 10-QSB, N-SAR, or the transition report or portion thereof could not be filed within the prescribed period.


Additional time is required to finalize the December 31, 2001 financial statements and the audit of those financial statements by the Company's independent public accountants and to complete the Company's Report on Form 10-KSB and the review of that report by the Company's attorney and accountants.


Part IV - Other Information

    (1) Name and telephone number of person to contact in regard to this notification

Frank J. Drohan        (201) 332-2200
 ................................................................
(Name)              (Area Code) (Telephone Number)


    (2) Have all other periodic reports under section 13 or 15(d)of the Securities Exchange Act of 1934 or section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If the answer is no, identify report(s).

                       [X] Yes     [ ] No

    (3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

                        [x] Yes    [ ] No

    If so: attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

During the last fiscal year, the Company incurred an extraordinary $500,000 non-cash compensation charge which was not incurred in the current fiscal year. The Company is expected to incur a loss of approximately $330,000 for the fiscal year ended December 31, 2001.










    ALFA International Corp.
 ....................................................
    (Name of Registrant as specified in charter)

has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.



Date: March 30, 2001      /s/Frank J. Drohan
                             Frank J. Drohan
                             Chairman of the Board